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ANNEX A AGREEMENT AND PLAN OF MERGER

GOVERNMENT PROPERTIES INCOME TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
1434 Crossways Boulevard I, LLC	Delaware
1434 Crossways Boulevard II, LLC	Delaware
1441 Crossways Blvd., LLC	Virginia
3300 75th Avenue LLC	Delaware
403 & 405 Glenn Drive Manager, LLC	Virginia
403 & 405 Glenn Drive, LLC	Virginia
ACP East LLC	Maryland
AP Indian Creek, LLC	Delaware
Columbia Holding Associates LLC	Delaware
Crossways Associates LLC	Delaware
Crossways II LLC	Delaware
Crossways Land, LLC	Virginia
First Potomac DC Holdings, LLC	Delaware
First Potomac DC Management LLC	Delaware
First Potomac Management LLC	Delaware
First Potomac TRS Holdings, Inc.	Virginia
First Snowden LLC	Delaware
FP 11 Dupont Circle Managing Member, LLC	Delaware
FP 11 Dupont Circle, LLC	Delaware
FP 1211 Connecticut Avenue, LLC	Delaware
FP 1401 K, LLC	Delaware
FP 1408 Stephanie Way, LLC	Virginia
FP 1775 Wiehle Avenue, LLC	Virginia
FP 2550 Ellsmere Avenue, LLC	Virginia
FP 3 Flint Hill, LLC	Virginia
FP 440 1st Street, LLC	Delaware
FP 500 First Street REIT GP, LLC	Delaware
FP 500 First Street, LLC	Delaware
FP 535 Independence Parkway, LLC	Virginia
FP 540 Gaither, LLC	Maryland
FP 6310 Hillside Center, LLC	Delaware
FP 6315 Hillside Center, LLC	Delaware
FP 840 First Street, LLC	Delaware
FP Ammendale Commerce Center, LLC	Maryland
FP Atlantic Corporate Park, LLC	Virginia
FP Cloverleaf Investor, LLC	Delaware
FP Cloverleaf, LLC	Maryland
FP CPT 1750 H Street, LLC	Delaware
FP CPT 1750 Holdings, LLC	Delaware
FP Davis Drive Lot 5, LLC	Virginia
FP Gateway 270, LLC	New Jersey
FP Greenbrier Circle, LLC	Virginia
FP Greenbrier Towers, LLC	Virginia
FP Gude Manager, LLC	Delaware
FP Gude, LLC	Maryland
FP Indian Creek, LLC	Delaware
FP Metro Place, LLC	Delaware
FP Patuxent Parkway, LLC	Delaware

Name	State of Formation, Organization or Incorporation
FP Redland GP, LLC	Delaware
FP Redland Technology Center LP	Delaware
FP Redland, LLC	Delaware
FP Sterling Park 6, LLC	Virginia
FP Sterling Park 7, LLC	Virginia
FP Sterling Park 8 & 9, LLC	Virginia
FP Sterling Park I, LLC	Virginia
FP Sterling Park Land, LLC	Virginia
GOV Grand Oak Properties Trust	Maryland
GOV Intech LLC	Delaware
GOV Lake Fairfax Inc.	Maryland
GOV Lakewood Properties Trust	Maryland
GOV MS REIT	Maryland
GOV NEW OPPTY LP	Delaware
GOV NEW OPPTY LP REIT	Maryland
GOV NEW OPPTY REIT	Maryland
GOV NEW OPPTY TRS Inc.	Maryland
GOV Pender Drive Inc.	Maryland
GOV TRS, Inc.	Maryland
Government Properties Income Trust LLC	Delaware
GPT Properties LLC	Delaware
GPT Properties Trust	Maryland
GPT Realty Trust (Nominee Trust)	Massachusetts
Greenbrier Holding Associates LLC	Delaware
Greenbrier Land, LLC	Virginia
Greenbrier/Norfolk Holding LLC	Delaware
Greenbrier/Norfolk Investment LLC	Delaware
GTC I Second LLC	Virginia
GTC II First LLC	Delaware
Indian Creek Investors, LLC	Maryland
Kristina Way Investments LLC	Delaware
Norfolk Commerce Park LLC	Delaware
Norfolk First LLC	Delaware
Norfolk Land, LLC	Virginia
One State Street Square Urban Renewal L.L.C.	New Jersey
Prosperity Metro Plaza of Virginia, LLC	Delaware
Rumsey/Snowden Holding LLC	Delaware
Rumsey/Snowden Investment LLC	Delaware
Snowden First LLC	Delaware
VEF 500 First REIT L.P.	Delaware

QuickLinks

ANNEX A AGREEMENT AND PLAN OF MERGER
GOVERNMENT PROPERTIES INCOME TRUST SUBSIDIARIES OF THE REGISTRANT